EXHIBIT 99.1

General Employment Acquires Dallas IT & Professional Staffing Solutions Company Paladin Consulting, Inc.

Accretive Acquisition Adds EBITDA & Revenue Plus MSP, VMS & RPO Service Capability in the Information Technology and Professional Staffing Services Sector & Expands Geographic Reach in Texas, Washington DC Metro and Nationwide

NAPERVILLE, IL / Marketwired/ December 31, 2015/ -General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment") a provider of specialty staffing services and solutions today announced that it has acquired Dallas-based information technology and professional staffing company Paladin Consulting, Inc. ("Paladin") effective January 1, 2016. The acquisition is expected to be accretive to earnings per share and anticipated to generate solid earnings before interest, taxes, depreciation and amortization (EBITDA) and estimated projected revenue in the range of $16 million to $18 million for calendar 2016. Under the terms of the sale and purchase agreement, General Employment acquired 100 percent (100%) of the Paladin common stock for consideration including cash, stock, seller financing and contingent consideration ("earn out"). The Company, in combination with Paladin and the other completed acquisitions to date estimates that combined projected pro forma revenue for the calendar year 2016 is anticipated to reach or exceed approximately $90 million, more than double the reported revenue for the fiscal year ended September 30, 2015.

Paladin Acquisition Adds RPO, MSP & VMS Support Capabilities to Enhance and Broaden General Employment's Service Offerings

Paladin Lines of Staffing Services include the following: Information Technology (IT), Accounting and Finance, Engineering, Office Support and Government Services - TS Cleared. Its Workforce Solutions includes the provision of Resource Process Outsourcing (RPO) and expertise in working with Managed Service Providers (MSP) and Vendor Management Systems (VMS) such as Pontoon, Beeline and Fieldglass. Paladin puts tech talent, experienced engineers and business pros in a position to succeed through a deep vetting of clients and opportunities to ensure that their needs align with the skills of the professionals. In the IT area, Paladin has expertise in placing high demand skilled professionals in .Net, SharePoint, ERP, software engineering, database support (Microsoft SQL, Oracle, Sybase & Informix), legacy systems support, network support, data analytics, cyber-security, cloud migration, Java, health IT, big data and mobile applications. In Accounting and Finance, Paladin places controllers, CFO's, mortgage specialists, business analysts and accounting support personnel. Paladin places engineers, QA specialists, PC techs, network engineers, drafting professionals and provides document services and outsourced technical support to major companies.

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Paladin Participates Actively in Professional Organizations; Recipient of "Best of Staffing Client Award"

For 30 years Paladin has partnered with top companies to understand their dynamic staffing issues and deploy resources that will efficiently meet business needs and perfectly fit the clients' culture. Paladin has relationships with groups that share their values of Integrity, Service, and Community including TechServe Alliance (Enoch Timothy, Paladin's Chairman, President Elect), ASA, SIA, SIM, 6Stones - Catalyst for Hope, Ben Barber CTA IT Advisory Board, DFW Texas Recruiter Network, SHRM, and AHA. Paladin is a proud winner of Inavero's "Best of Staffing Client Award" presented by Career Builder for outstanding client service.

PaladinAcquisition Brings Additional Human Capital Resources to the Company, Increases Its Breadth and Depth of IT Service Offerings and Expands General Employment's Geographic Footprint into the robust Dallas Market and Across the Nation in Key Cities

Through the acquisition of Paladin Consulting, General Employment gains experienced staffing professionals in the bustling business community of Dallas, Texas and surrounding areas. Texas was named number 2 on the list of states with the highest number of Fortune 500 companies, and many of these companies are in Dallas. General Employment will expand its Texas practice through offices in the two largest cities in Texas, Dallas and Houston. The Company has been operating in Houston for years but will have a stronger presence by combining offices and resources in that market and increasing its service offerings and resource delivery capabilities.

Paladin has national service capability providing staffing solutions to many markets including Seattle, Charlotte, Atlanta, Richmond, Framingham (Mass.), and has a satellite office in the Washington D.C. metro area, near the tech hub in Virginia serving that fast growing market. Paladin serves the IT, government and defense space in its D.C. area practice including OEM Project Staffing. Paladin provides staffing services in several expanding industries including Retail Technology; eCommerce and Healthcare Technology. By focusing on these fast growth areas, Paladin is able to generate increased revenue by providing innovative human resource solutions to major large corporate users of staffing services in these specialties.

Management Comments

"I am thrilled to be joining a company with explosive growth potential like General Employment. CEO Derek Dewan has a winning business model and a proven track record of success. Our team looks forward to working with an established staffing and human resource solutions visionary like Derek and repeating the success he achieved building global staffing giant MPS Group and its specialty staffing divisions including Modis," said Enoch Timothy, Chairman of Paladin Consulting.

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Chairman and CEO of General Employment, Derek Dewan, commented, "We are pleased to announce this exciting acquisition that will be accretive to earnings. Paladin, led by Chairman Enoch Timothy, exemplifies the ideal professional staffing company providing a vast array of human capital solutions in a number of areas that are in high demand. This acquisition allows the Company to increase its service capability nationwide. In addition, we are fortunate that Enoch Timothy brings a dedicated recruiting and sales team to our Company to help grow our combined organization. The acquisition fits within our strategic growth strategy, which includes expansion of our IT staff augmentation and solutions presence into key markets where there is significant spending for IT staffing services and increasing our professional services capabilities in accounting and engineering. We are growing our Company's geographic footprint to better serve our national clients in more key markets with a broader and deeper breadth of IT and other professional services offerings. We welcome the entire Paladin team to the General Employment family and are pleased that they will assist the Company in accomplishing its goals while advancing their careers."

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Agile Resources, Access Data Consulting, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

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Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "targets", "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

General Employment Enterprises, Inc.
Andrew J. Norstrud, 813.803.8275
invest@genp.com

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